UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - November 5, 2019
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13696	31-1401455
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive, West Chester, Ohio 45069
(Address of principal executive offices, including zip code)

(513) 425-5000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $0.01 Par Value	AKS	The New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On November 5, 2019, AK Steel Holding Corporation (the “Company”) announced the retirement of Mr. Jaime Vasquez, its Vice President, Finance and Chief Financial Officer. Mr. Vasquez will continue to assist with the transition of his prior responsibilities and retire effective November 30, 2019.
As further discussed below, also on November 5, 2019, the Company announced the appointment of Mr. Christopher J. Ross, its existing Vice President and Treasurer, as the Company’s Vice President, Treasurer and Interim Chief Financial Officer, effective immediately.
On November 5, 2019, the Company issued a press release, a copy of which is attached hereto as Exhibit No. 99.1 and incorporated by reference herein, announcing these executive management changes.
In connection with Mr. Vasquez stepping down, the Company and its wholly-owned subsidiary, AK Steel Corporation (collectively, “AK Steel”), entered into an Agreement for Consulting Services with Mr. Vasquez that will begin on December 1, 2019 (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Vasquez will assist AK Steel with various transition and consulting services through February 29, 2020, for which he will earn a monthly fee substantially equivalent to his previous monthly base salary. The foregoing description of the Consulting Agreement is qualified in its entirety by the full text of the Consulting Agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2019.
(c)    On November 5, 2019, the Company appointed Mr. Ross, age 51, who previously served as Vice President and Treasurer, as its Vice President, Treasurer and Interim Chief Financial Officer. Mr. Ross had been Vice President and Treasurer since January 2018. Prior to that, he served as Treasurer since February 2016 and General Manager, Cash Management and Finance since August 2012. Mr. Ross has served in a number of financial and strategic roles since joining the Company over twenty years ago, including strategic planning, financial planning and analysis, products and marketing, investor relations and accounting. Prior to joining the company, Mr. Ross served in commercial lending and underwriting roles with U.S. Bank and J.P. Morgan.
Mr. Ross has no related person transactions with the Company and no family relationships exist between Mr. Ross and any of the Company’s Directors or other Executive Officers.
(e)    As a result of Mr. Ross’s promotion and to reflect the increased level of responsibility and leadership in the Company, his annual base salary will be increased to $325,000. Mr. Ross will continue as a participant in the Company’s various executive compensation plans at the same levels in which he previously participated. Descriptions of those plans are included in the Company’s 2019 Proxy Statement, as filed with the Securities and Exchange Commission on April 10, 2019.
The aforementioned description of the Consulting Agreement is incorporated by reference herein. Mr. Vasquez also entered into a Separation and Release of Claims Agreement under which he released and discharged AK Steel from any and all claims in consideration for compensation consistent with his contractual arrangements prior to stepping down.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Press Release issued on November 5, 2019
		104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated:	November 5, 2019